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                                                                   EXHIBIT 23.5

                       [GOLDMAN, SACHS & CO. LETTERHEAD]

August 19, 1996

Bally Entertainment Corporation
8700 West Bryn Mawr Avenue
Chicago, IL 60631

Re: Registration Statement, to be dated on or about August 19, 1996, of Hilton Hotels Corporation

Gentlemen:

  Reference is made to our opinion letter dated August 19, 1996 with respect to the fairness to the holders of the outstanding shares of Common Stock, par value $0.66 2/3 per share (the "Shares"), of Bally Entertainment Corporation (the "Company") of the Aggregate Consideration (as defined in such letter) to be received for each Share pursuant to the Agreement and Plan of Merger dated as of June 6, 1996 among Hilton Hotels Corporation and the Company, as amended by First Amendment to Merger Agreement.

  The foregoing opinion letter is provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the transaction contemplated therein and is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any registration statement, proxy statement or any other document, except in accordance with our prior written consent. We understand that the Company has determined to include our opinion in the above-referenced Registration Statement and has requested our consent to such inclusion.

  In that regard, we hereby consent to the reference to the opinion of our Firm under the captions, "Summary--The Merger--Opinion of Financial Advisors to the Board of Directors of Bally", "The Merger--Background to the Merger and Reasons for the Merger--Negotiations of the Merger", "The Merger--Opinions of Financial Advisors to Bally--Opinion of Goldman Sachs" and "The Merger-- Opinions of Financial Advisors to Bally--Financial Analyses", and to the inclusion of the foregoing opinion in the above-mentioned Registration Statement, as amended. We are providing such consent in order to comply with requirements under the federal securities laws. In doing so, however, except as may be required by the federal securities laws, we do not intend that any person other than the Board of Directors rely upon such opinion. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

                                          Very truly yours,

                                              /s/ Goldman, Sachs & Co
                                          --------------------------------
                                                 (GOLDMAN, SACHS & CO.)